AMENDED AND RESTATED
                          EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated September 19, 1997, effective as of July 14, 1997, by and between GTECH Holdings Corporation, a Delaware corporation (the "Company"), GTECH Corporation, a Delaware corporation (the "Subsidiary"), and William Y. O'Connor ("Executive").

         WHEREAS,  the  Company  and  Executive  are  parties  to an  Employment
Agreement   dated  October  27,  1994,  as   subsequently   amended  (the  "1994
Agreement"); and

         WHEREAS, Executive, the Company, the Subsidiary and Executive now desire to amend and restate the 1994 Agreement to reflect certain changes in the terms and provisions thereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby covenant and agree as follows:

         1.       Definitions.

                  Capitalized terms used in this Agreement and not otherwise defined herein shall have the following meanings:

         "Affiliate" shall mean any joint venture or other entity in which the Company or any of its subsidiaries has an equity interest of at least 20%.

         "Base Salary" has the meaning set forth in Section 5(a) hereof.

         "Board" means the Board of Directors of the Company.

         "Cause" means any of the following:

                  (i) any willful and continuing failure by Executive to substantially perform his employment duties which has a demonstrable, material adverse affect on the Company;

                  (ii) any engaging by Executive in serious, willful and continuing misconduct which is demonstratably and materially injurious to the Company, its subsidiaries or Affiliates;

                  (iii) any willful and continuing material breach by Executive of the terms of this Agreement, including, without limitation, Sections 11 and 12 hereof which has a demonstrable, material adverse affect on the Company;

                   (iv) Executive's conviction of or pleading nolo contendere to a crime involving fraud or misrepresentation, a gambling-related offense or a felony where such crime or offense has a demonstrable, material adverse affect on the Company; or

                   (v)     Executive's   abuse   of   illegal   drugs  or  other
                           controlled substances or his habitual intoxication;

provided that in no event shall Executive's failure to perform the duties associated with his position caused by a mental or physical disability constitute Cause for his termination.

         "Change in Control" has the meaning set forth in Section
10(d) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" has the meaning set forth in Section 5(a) hereof.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         "Company" means GTECH Holdings Corporation and any successor thereto.

         "Disability" means the inability (as determined by the Board in its sole discretion after affording Executive a reasonable opportunity to present his case) of Executive to render his agreed-upon, full-time services to the Company due to physical and/or mental infirmity.

         "Executive" means William Y. O'Connor.

         "Good Reason" means any of the following events:

                  (i) the assignment to Executive of duties, responsibilities and/or reporting relationship that are inconsistent, in a material respect, with those associated with Executive's position as stated in Sections 4(a) and 4(b) hereof, excluding any interim relieving of Executive's duties pursuant to Section 8(b) hereof);

                  (ii) the Company's failure to pay Executive any amounts otherwise vested and due hereunder or under any plan or policy of the Company;

                  (iii)    a reduction in the compensation or
                           benefits payable to Executive hereunder
                           (including without limitation any
                           compensation provided for in the
                           appendices hereto), or a material adverse change in the terms or conditions on which such compensation or benefits are payable;

                  (iv) a reduction in the title of Executive from President and Chief Executive Officer of the Company or in the authority, duties or responsibilities of
                           Executive;

                  (v) if Executive's principal place of employment by the Company is relocated more than 50 miles from West Greenwich, Rhode Island, or Boca Raton, Florida, without the written consent of Executive;

                  (vi)     the events  constituting  Good  Reason  specified  in
                           Section 4(a) hereof;

                  (vii) the failure by the Company to obtain an agreement in form and substance reasonably satisfactory to Executive from any successor to the business of the Company to assume and agree to perform this Agreement; or

                  (viii) any material breach by the Company of the terms of this Agreement.

         "Life Insurance Coverage" has the meaning set forth in Section 9(c) hereof and as described in Section 6(b) hereof.

         "Medical Coverage" has the meaning set forth in Section 9(c) hereof and as described in Appendix B hereto.

         "Performance Bonus" has the meaning set forth in Section
5(b) hereof.

         "Retirement" means retirement from active employment with the Company with the express consent of the Board or in accordance with the retirement policies of the Company applicable to other senior executives generally.

         "Term" has the meaning set forth in Section 3 hereof.

         2.       Employment.

                  The Company hereby agrees to employ and retain Executive, and Executive agrees to be employed and retained by the Company, to render services to the Company and its subsidiaries, Affiliates and divisions for the period, at the rate of compensation and upon the other terms and conditions hereinafter set forth.

         3.       Term.

                  The term of Executive's employment hereunder shall commence on July 14, 1997, and shall continue in accordance with the terms of this Agreement until terminated in accordance herewith (the "Term").

         4.       Position and Duties.

                  (a) Position. During the Term, Executive shall be retained and shall serve as President and Chief Executive Officer of the Company, reporting directly to the Board. At such time as Guy B. Snowden steps down as Chairman of the Board of the Company (the "Chairman"), it is the expectation that the Board will consider Executive as a candidate for that position to succeed Mr. Snowden. However, whether Executive, in fact, will be elected by the Board to that position, and if so when, shall be in the sole discretion of the Board. If Executive is not elected Chairman when Mr. Snowden steps down, the failure so to elect him shall be deemed Good Reason for Executive to terminate his employment Term. During the Term, Executive also agrees to serve, if elected, as a senior executive officer and/or director of any subsidiary or Affiliate of the Company.

                  (b)  Duties.   During  the  Term,  Executive  shall  have  the
authority and power to perform such duties consistent with those of the President and Chief Executive Officer and shall not be required without his written consent to undertake responsibilities not commensurate with his position. If Executive becomes Chairman, then he also shall have the authority and power to perform the duties consistent with such position. Executive shall comply fully and promptly with the various policies, procedures and rules governing employees promulgated and/or as amended from time to time by the Company and any applicable subsidiary or Affiliate of the Company (including, without limitation, the Company's Ethical Conduct and Conflicts of Interest Policy and Government Relations Policy) and with any applicable disclosure and other requirements of any governmental authority and of any other entity with which the Company, its subsidiaries and Affiliates are doing or propose to do business. Except for illness, vacations, and holidays in accordance with then-current Company policy (or, if applicable, this Agreement), and (subject to the approval of the Board) reasonable leaves of absence, Executive shall devote his full business time, attention, skill, undivided loyalty and best efforts to the faithful performance of his duties hereunder; provided, however, that with the approval of the Board (which approval shall not unreasonably be withheld), from time to time, Executive may serve, or continue to serve, on the board of directors of, and hold any other offices or positions, in companies or organizations, which in the Board's judgment, will not present any conflict of interest with the Company, its subsidiaries or Affiliates, or materially adversely affect the performance of Executive's duties pursuant to this Agreement.

                  (c) Principal Place of Employment. Executive's principal place of employment shall be at the Company's offices (in West Greenwich, Rhode Island, or in Boca Raton, Florida) or at such other location as the Company and Executive mutually may agree in writing. Executive agrees to reside within reasonable daily commuting distance by car of such principal place of employment. The Company shall not require Executive to travel away from Executive's principal place of employment for more than 21 consecutive days, nor for more than an aggregate of 180 days in any year during the Term.

                  (d) Nomination as Director. Assuming the Term has not been terminated, the Board agrees to nominate Executive as a candidate for election to the Board at each of the Company's Annual Meetings of Shareholders at which Executive's term as a director is scheduled to expire, and Executive agrees (subject to Section 8(d) hereof) to continue to serve as a director if elected.

         5.       Compensation and Reimbursement of Expenses.

                  (a) Base Salary. For all services rendered by Executive in all capacities with the Company, its subsidiaries and Affiliates during the Term, the Company shall pay or cause to be paid to Executive as compensation a salary at an annual rate of $550,000 (the "Base Salary"), payable in equal installments not less frequently than monthly. The Base Salary shall be increased on the first day of each fiscal year of the Company commencing with fiscal year 1999, and each annual anniversary thereof (the "Annual Adjustment Date") during the Term at a rate equal to the annual rate of increase, if any, in the All Cities Consumer Price Index for Urban Wage Earners and Clerical Workers ("CPI-W"), as published by the United States Department of Labor, Bureau of Labor Statistics, applicable for the calendar year immediately preceding the applicable Annual Adjustment Date. The Base Salary also shall be subject to possible further increase from time to time in the sole discretion of the Board or the Compensation Committee of the Board or another Committee of the Board designated for such purpose (the "Committee"). The Base Salary shall not be subject to decrease.

                  (b) Performance Bonus. With respect to each fiscal year of the Company during the Term commencing with fiscal year 1998, Executive shall be eligible to earn a performance bonus of up to a maximum of four times Executive's Base Salary then in effect (the "Performance Bonus"). The amount of the Performance Bonus for a given fiscal year shall be determined using a matrix of selected reasonable quantitative metrics yet to be determined but which likely shall include Company stock price appreciation, profit growth, return on capital and the like. The matrix will provide for possible bonus values up to four times Base Salary. The criteria and attainment levels for the Performance Bonus shall be established each year by and in the discretion of the Committee, and may be changed each year in the good faith discretion of the Committee. Any Performance Bonus to which Executive is entitled shall be paid at the time executive bonuses customarily are paid by the Company, but in no event later than 120 days after the end of the fiscal year with respect to which such Performance Bonus is payable.

                  (c) Increase of Compensation. All compensation payable to Executive hereunder shall be subject to possible further increase from time to time in the sole discretion of the Board or the Committee.

                  (d) Certain Requirements. Notwithstanding anything contained in this Agreement to the contrary (including Sections 9 and 10 hereof), if Executive's employment hereunder has terminated for any reason, except by the Company for Cause or by the Executive voluntarily without Good Reason prior to the end of a given fiscal year, Executive shall receive a Performance Bonus in an amount determined by multiplying the average of the Performance Bonuses awarded to Executive for the preceding three years (or all years, if less than three years after the Term begins) by a fraction, the numerator of which is the number of complete months of such fiscal year during which Executive was employed with the Company, and the denominator of which is twelve.

                  (e) Reimbursement of Expenses. Consistent with the Company's established policies, the Company shall pay or reimburse Executive for all reasonable and necessary travel and other expenses of Executive incurred by
Executive in performing his duties hereunder upon receipt of written substantiation of such expenses.

         6.       Benefits.

                  (a) Benefit Plans. The payments provided in Section 5 hereof are in addition to any benefits to which Executive may be, or may become, entitled under any benefit plan, program or arrangement (excluding any increase in salaries, generally) of the Company for which senior executives are or may become eligible, including any Supplemental Retirement Plan for Senior Executives ("SERP"). Further, except as otherwise expressly provided herein, Executive shall be entitled to receive, during the Term, benefits at least at the level provided generally to other senior executives under any such benefit plan, program or arrangement, subject, to Executive's meeting the eligibility requirements of such plans, programs or arrangements, and in the case of benefit plans, programs or arrangements providing for discretionary grants or awards, to the discretion of the Board or applicable Committee.

                  (b) Term Life Insurance. During the Term, the Company shall provide Executive with and shall pay the premium on a policy of term life insurance in the face amount of 3.5 times his Base Salary, with the primary beneficiary to be Executive's wife, Denise Fields O'Connor.

                  (c) Stock Options. Executive shall be eligible for annual grants of stock options under the Company's option plans for employees, any such grants to be in the discretion of the Committee based upon its evaluation of Executive's performance.

                  The terms and provisions of the stock options  provided for in
Section 6(d) of the 1994 Agreement and any stock options granted to Executive hereafter are and shall be as set forth in Appendix A hereto. In addition, the Company expressly acknowledges that Executive has been granted Restricted Stock Rights pursuant to a certain agreement with the Company dated June 30, 1995. (For the purposes of that agreement "Cause" shall be conclusively defined as in this Agreement.) The Company shall use its best efforts to file, and cause to be effective under the Securities Act of 1933, as amended, a registration statement on Form S-8 (or a comparable form) with respect to the shares (or other rights) of equity issued as provided for or referenced by the foregoing provisions of this Section 6(c) or, if applicable, issuable upon exercise of rights so provided for or referenced. The Company will also use its best efforts to ensure that each grant provided for under Appendix A or referenced above shall meet the requirements for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (d) Certain Specific Benefits and Arrangements. Without limiting the generality of subsection (a) above (except as may otherwise be specified in Appendix B hereto), Executive shall be entitled to the specific benefits and arrangements set forth in Appendix B hereto.

         7.       Benefits Payable During Term Upon Disability.

                  (a) Disability Benefits. In the event of Disability of Executive during the Term of his employment hereunder, the Company shall continue to pay Executive the compensation and extend to him the benefits provided in Sections 5 and 6 hereof during the period of Disability, subject to
Section 9(f) hereof and to the extent permitted by applicable law, provided that in the event of Executive's Disability for an aggregate period of time exceeding 150 calendar days in any 12-consecutive-month period during the Term, the Company, at its election, may terminate the Term of Executive's employment in which event Executive shall receive the benefits provided in Section 9(c).

                  (b) Services During Disability. During the Term, notwithstanding any Disability, Executive shall, to the extent that he is physically and mentally able to do so, furnish information and assistance to the Company, and, in addition, upon the reasonable request in writing on behalf of the Board, or a senior executive officer designated by the Board, from time to time, he shall make himself available to the Company, its subsidiaries and Affiliates to undertake reasonable assignments consistent with his position and his physical and mental health. During such period of service, he shall be responsible and report to, and shall be subject to the supervision of, the Board, or a senior executive officer designated by the Board, as to the method and manner in which he shall perform such assignments and shall keep the Board, or such senior executive officer, as the case may be, appropriately informed of his progress in each such assignment.

         8.       Termination of Employment.

                  (a)      Expiration and Earlier Termination.
Executive's Term of employment shall terminate:

                           (i)      upon the death or Retirement of Executive;

                           (ii) at the election of the Company in the event of Executive's Disability (as provided in Section 7(a) hereof);

                           (iii) upon discharge of Executive by the Company for Cause or resignation of Executive other than for Good Reason; and

                           (iv) upon discharge of Executive without Cause or Executive's resignation for Good Reason.

                  (b) Certain Obligations of the Company. The Company shall give Executive not less than 60 days prior written notice of any intended termination of Executive's employment by the Company for Cause, without Cause or due to Executive's Disability. In the event of such a proposed termination for Cause, such notice shall specify the grounds for such termination, and the Company shall only be entitled to terminate Executive for such Cause if Executive shall have failed to cure the grounds for such termination within said 60-day notice period. However, after giving such notice, the Company may relieve Executive of his duties on an interim basis. Further, Cause shall in no event be deemed to exist except upon a finding reflected in a resolution of the Board approved by at least 75% of the members of the Board, whose finding shall not be binding upon or entitled to any deference by any court, arbitrator or other decision-maker ruling on this Agreement, at a meeting of which Executive shall have been given proper notice and at which Executive (and Executive's counsel) shall have a reasonable opportunity to present Executive's case.

                  (c) Certain Obligations of Executive. Executive shall give the Company not less than 60 days prior written notice of any intended termination by Executive of Executive's employment whether for Good Reason or other than for Good Reason. In the event of a proposed termination for Good Reason, such notice shall specify the grounds for such termination, and Executive shall only be entitled to terminate his employment for Good Reason if the Company shall have failed to correct the specified grounds within said 60-day notice period. Executive shall not be entitled to terminate for Good Reason unless he has given notice to the Company of his intention so to terminate within 60 days following the occurrence of the event alleged to constitute such Good Reason, except that notice of Executive's intention to terminate for the reason set forth in Section 4(a) hereof may be given within six months of Mr. Snowden's stepping down as Chairman. After Executive provides such notice to the Company, the Company shall have 30 days from the date of receipt of such notice to effect a cure of the condition constituting Good Reason, and, upon cure thereof by the Company, such event shall no longer constitute Good Reason; provided that the Company shall only be permitted the opportunity to cure one time during the Term (except that the limitation to one such opportunity to cure shall not apply in the case of immaterial reallocation of benefits which are provided for under Section 6(a) hereof, (but not under Sections 6(b), (c), or (d)) from one type of benefit to another). Notwithstanding the foregoing, in the event that Executive has given the Company notice of his intention to resign for "Good Reason" or otherwise, the Board may elect to have such resignation become effective immediately or at such other date, not later than the effective date specified in the notice, as the Board may determine.

                  (d) Upon termination of Executive's Term of employment, Executive (unless otherwise requested by the Board) concurrently shall resign any directorships which he holds with the Company, its subsidiaries and Affiliates.

         9. Compensation, Benefits, etc. upon, and Effects of, Termination.

                  (a) Death, Retirement, Discharge for Cause and Resignation for Other than for Good Reason. If the Term of Executive's employment is terminated by reason of his death, Retirement, discharge by the Company for Cause or resignation other than for Good Reason, the Company shall pay or cause to be paid to Executive or his estate or beneficiaries, as the case may be, at the time such payment is due (i) his Base Salary accrued through the effective date of such termination at the rate in effect immediately prior to such termination, and (ii) any other amounts to which Executive is entitled under the terms of Sections 5 and 6 hereof through the effective date of such termination. Executive also shall be entitled, to the extent not inconsistent with this Agreement, to receive such additional benefits, if any, as he may be entitled to under the express terms of the applicable benefit plans (other than bonus and severance plans) of the Company, its subsidiaries and Affiliates.

                  (b) Retirement at or after 65. If the Term of Executive's employment is terminated by reason of Executive's Retirement on or after attaining the age of 65, in addition to the payments and benefits provided in subsection (a) above, the Company shall continue, at its expense, to provide until Executive's death (i) medical coverage (including, hospitalization, dental, orthodontic and optical) for executive and eligible family members at substantially the same level of the most comprehensive medical coverage as is provided, from time to time, to any senior executive of the Company, with such coverage to continue to be available after Executive's death to his spouse and family members at their expense at rates available to the Company except to the extent such continuation is prohibited by applicable federal or state law, and
(ii) term life insurance as provided in Section 6(b) hereof.

                  (c) Disability, Discharge Without Cause and Resignation for Good Reason. If the Term of Executive's employment is terminated by the Company by reason of Executive's Disability as provided in Section 7(a) hereof, by the Company without Cause or by reason of Executive's resignation for Good Reason, the Company shall pay or cause to be paid to Executive or his estate, as the case may be, (i) an amount equal to three times the average of each of Executive's Base Salary, Performance Bonus and payments under the Company's Executive Perquisites Program for the prior three full fiscal years, plus (ii) in consideration of Executive's obligations under Section 12 hereof, the sum of $1,500,000. The amounts specified in clauses (i) and (ii) above shall be paid within 45 days of the effective date of termination of Executive's employment pursuant to this subsection (c). Further, Executive shall be entitled to the compensation and benefits set forth in subsection (a) above, and the Company shall (i) for a period of three years following the effective date of such termination, or until Executive's earlier death, continue, at its expense, to provide the life insurance specified in Section 6(b) hereof in the amount in effect immediately prior to the effective date of such termination ("Life Insurance Coverage"), (ii) the Company shall provide Executive with out placement services through a bona fide out placement organization acceptable to Executive that, at a minimum, agrees to supply Executive with out placement counseling, a private office and administrative support, including telephone service until such time that Executive secures suitable employment, and (iii) for a period of three years following the effective date of such termination, or until Executive's earlier death, continue to provide the medical (including dental, orthodontic and optical) coverage specified in Appendix B ("Medical Coverage") and on the terms and conditions so specified at substantially the same level as provided to Executive and his spouse, and his dependents from time to time, at the effective date of such termination, and, thereafter, medical, prescription drug, vision, dental, orthodontic, etc., coverage under the medical, prescription drug, vision, dental, orthodontic, etc., plans applicable to senior executives of the Company on the same terms as the most comprehensive medical coverage available to any senior executive of the Company, with such coverage (together with the gross-up referred to in the last sentence of Section 4 of Appendix B hereto, if applicable) to continue for an additional year (or portion thereof) after such three-year period for every year (or portion thereof) Executive is employed by the Company after the date hereof (the "Continuation Period"). Following the expiration of the Continuation Period, Executive shall be entitled to whatever medical coverage, if any, as is required to be provided by applicable law.

                  Further, upon such termination of Executive's employment,  all restricted stock then held by Executive shall vest and become immediately transferable free of restrictions and Executive will become fully vested in the Company's SERP in existence as of the date hereof and in any other non-qualified, deferred compensation, incentive compensation or retirement plan currently in effect or adopted by the Company subsequent to the date hereof, and any successor plan or plans (together with the SERP, the "Non-qualified Plans"). Within 30 days after Executive's termination of employment, the Company shall pay to Executive the sum of (i) the present value of all benefits accrued under the Non-qualified Plans (as supplemented by any early retirement subsidies), using such actuarial assumptions as are then used to fund the Company's tax-qualified defined benefit pension plan (or, if there is no such plan, such actuarial factors as would reasonably be used by comparable companies in funding defined benefit pension plans (but including, in all events, an interest rate no greater than the rate that would then be used by the Pension Benefit Guaranty Corporation to value immediate annuities upon plan termination)), and (ii) an amount equal to three times the average benefit accrued (in the case of plans providing for accruals of identified future benefits) and Company contributions (in the case of other plans) made to the Company's tax-qualified defined benefit plan and profit-sharing and 401(k) retirement plan and the Non-qualified Plans over the previous three fiscal years (as supplemental by, in the case of accrued benefits, any early retirement subsidies). The Company shall also pay to Executive (i) any amount in Executive's account under the Company's profit sharing and 401(k) plan forfeited by the Executive due to his termination, and
(ii) the present value of any accrued benefit (as supplemented by any early retirement subsidies) under any defined benefit plan of the Company forfeited by Executive due to his termination, determined using such actuarial assumptions as are then used to fund such plan.

                  (d) Termination of Certain Benefits Upon Reemployment. In the event that, following termination of Executive's employment as a result of Executive's Retirement at or after age 65 or his Disability, by the Company without Cause or by Executive for Good Reason, Executive secures other employment (including employment as a consultant) during the period in which the Company is obligated to continue Life Insurance Coverage and/or medical coverage under subsections (b) and (c) above as applicable, the Company may offset such obligations by any life insurance coverage or medical coverage which Executive receives during the applicable continuation period from a successor employer, so long as the aggregate coverage (from the Company and the successor employer) is no less, as to each and every amount payable or other benefit, than the coverage otherwise applicable under such provisions of (b) and (c) above; provided that nothing contained herein shall limit any continuation of coverage required by law. However, subject to subsection (f) below, the securing of such other employment by Executive shall not affect the Company's obligations with respect to the continued payment to Executive of the other payments provided in this
Section 9. Executive shall notify the Company promptly of his securing of any such employment (including employment as a consultant).

                  (e) Consulting Services by Executive. If Executive's Term of employment is terminated by the Company for Disability, by the Company without Cause or by Executive for Good Reason, Executive, in consideration of the payments and benefits under Section 9(c) hereof, as applicable, shall provide for a period of three years following the effective date of termination of his employment hereunder, to the extent that he is physically and mentally able to do so, such reasonable consulting services to the Company as the Company may from time to time request; provided that, unless otherwise agreed to by Executive, such services (i) shall not require in excess of an aggregate of 60 hours during any fiscal quarter, (ii) may be rendered by telephone and shall not require Executive's presence in person, and (iii) subject to Sections 11(b) and 12 hereof, shall not preclude Executive from engaging in other employment or activities. Such services shall be at the direction and control of the Board or a senior executive officer designated by the Board.

                  (f) Reductions, Forfeitures, etc. Notwithstanding the foregoing or Section 10 hereof, (i) any payments or benefits required to be paid or provided to Executive pursuant to Sections 7(a), 9(c) and 10(b) hereof on account of Executive's Disability shall be reduced to the extent that comparable payments or benefits are received by Executive for such Disability during such period under the Company's disability plan, as in effect from time to time, and
(ii) except as otherwise expressly provided herein, the payments and benefits required by this Section 9 shall be made or provided at such times as they would have been paid or provided if Executive's employment had not been terminated.

                  (g) Full Settlement. In the event of the termination of Executive's employment, the payments and other benefits provided for by this Agreement (and as otherwise provided under the express terms of any compensation or benefit plans of the Company, its subsidiaries or Affiliates, to the extent not inconsistent with this Agreement, or as may otherwise be required by applicable law) shall constitute the entire obligation of the Company, its subsidiaries and Affiliates to Executive for compensation and benefits and shall also constitute full and complete settlement of any claim under law or in equity that the Executive might otherwise assert against the Company, its subsidiaries or Affiliates, for compensation and benefits or any of its or their respective directors, officers or employees on account of such termination of employment.

         10.      Change in Control, Tax Gross-up; etc.

         (a) In the event of a Change in Control (as defined in subsection (d) below):

                           (i) any and all restricted stock and restricted stock rights then held by Executive shall thereupon fully vest and become immediately transferable free of restrictions, other than restrictions imposed by applicable securities laws;

                           (ii) (A) any and all outstanding unvested stock options and stock appreciation rights held by Executive shall thereupon vest and become immediately exercisable, (B) such options and rights shall otherwise be exercisable in accordance with their terms, and (C) notwithstanding anything to the contrary contained in clause (B), all options and stock appreciation rights held by Executive shall be exercisable for three years (one year (or less for incentive stock options) in the case of options granted under the Company's 1994 Stock Option Plan to the extent required by such Plan) after termination of employment (regardless of the party initiating the termination, for any reason or no reason (including without limitation by virtue of Cause, death or Disability)), except that this clause (C) shall not extend the generally applicable term of the options or rights which is measured from the date of grant thereof, nor shall it preclude earlier termination of options, to the extent required, in the event of a corporate transaction, in accordance with Section 3(b) of the 1994 and the 1997 Stock Option Plans; and

                           (iii) any and all benefits accrued by Executive under the terms of any Non-qualified Plans shall thereupon fully vest and the Company shall immediately contribute to a rabbi trust for the benefit of Executive the full amount of all such accrued benefits (and the Company shall make additional contributions to such rabbi trust equal to the full amount of any additional benefits accrued by Executive pursuant to such plans).

         (b) In addition to the payments and benefits provided in subsection (a) above, in the event of any termination of Executive's employment for any of the reasons set forth in Section 9(c) hereof within the 24-month period following a Change in Control, or if Executive shall voluntarily terminate his employment at any time not earlier than six months nor later than one-year following a Change in Control, or if Executive's employment with the Company is terminated for any of the reasons set forth in 9(a) (except for Retirement) in the 12-month period following a Change in
                  Control:

                           (i)      the Company shall pay or cause
                                    to be paid to Executive (or his
                                    estate, as the case may be) (A)
                                    his Base Salary accrued through
                                    the effective date of such
                                    termination, at the rate in
                                    effect immediately prior to such
                                    termination, (B) any other
                                    amounts to which Executive is
                                    entitled under the terms of
                                    Section 5 and 6 hereof through
                                    the effective date of such
                                    termination, and (C) such
                                    additional benefits, if any, as
                                    he may be entitled to under the
                                    express terms of the applicable
                                    benefit plans (other than
                                    severance plans) of the Company,
                                    its subsidiaries and Affiliates;

                           (ii)     the Company shall pay to
                                    Executive (or his estate, as the
                                    case may be) an amount equal to
                                    2.99 times the sum of (A)
                                    Executive's Base Salary, at the
                                    rate in effect immediately prior
                                    to such termination, (B) the
                                    annual amount to which he then
                                    is entitled under the Company's
                                    Executive Perquisites Program,
                                    and (C) the most recent
                                    Performance Bonus awarded to
                                    Executive, or, if higher, the
                                    Performance Bonus most recently
                                    awarded to him before the Change
                                    in Control, such amount to be
                                    paid no later than three
                                    business days after such
                                    termination;

                           (iii)    the Company shall continue for a
                                    period of four years following
                                    the effective date of such
                                    termination, or until
                                    Executive's earlier death, to
                                    provide the Life Insurance
                                    Coverage specified in Section
                                    6(b) hereof;

                           (iv)     the Company shall continue to
                                    provide for a period of four
                                    years following the effective
                                    date of such termination, the
                                    medical (including dental,
                                    orthodontic and optical)
                                    coverage specified in Appendix B
                                    hereto and on the terms and
                                    conditions so specified at
                                    substantially the same level as
                                    provided to Executive and his
                                    spouse and his eligible
                                    dependents from time to time,
                                    and following the four-year
                                    period, Executive and such other
                                    parties shall be entitled to
                                    (together with the gross-up
                                    referred to in the last sentence
                                    of Section 4 of Appendix B
                                    hereto, if applicable), lifetime
                                    medical, prescription drug,
                                    vision, dental, orthodontic,
                                    etc., coverage under the
                                    medical, prescription drug,
                                    vision, dental, orthodontic,
                                    etc., plans applicable to senior
                                    executives of the Company on the
                                    same terms as the most
                                    comprehensive medical coverage
                                    available to any senior
                                    executive of the Company;
                                    provided that the Company may
                                    offset its obligations under the
                                    foregoing provisions of this
                                    Section 10(b)(iv) by any health
                                    benefits which Executive
                                    receives during the applicable
                                    period from a successor
                                    employer, so long as the
                                    aggregate coverage (from the
                                    Company and the successor
                                    employer) is no less, as to each
                                    and every amount payable and
                                    other benefit, than the coverage
                                    otherwise applicable with
                                    respect to such period hereunder
                                    under the provisions of this
                                    Section 10(b)(iv) without regard
                                    to this proviso;

                           (v)      Executive will become fully
                                    vested in the Company's
                                    Non-qualified Plans and no later
                                    than 30 days after Executive's
                                    termination of employment, the
                                    Company shall pay to Executive
                                    the sum of (A) the present value
                                    of all benefits accrued under
                                    the Non-qualified Plans (as
                                    supplemented by any early
                                    retirement subsidies) using such
                                    actuarial assumptions as are
                                    then used to fund the Company's
                                    tax-qualified defined benefit
                                    pension plan (or, if there is no
                                    such plan, such actuarial
                                    factors as would reasonably be
                                    used by comparable companies in
                                    funding defined benefit pension
                                    plans (but including, in all
                                    events, an interest rate no
                                    greater than the rate that would
                                    then be used by the Pension
                                    Benefit Guaranty Corporation to
                                    value immediate annuities upon
                                    plan termination)); (B) an
                                    amount equal to four times the
                                    average benefit accrued (in the
                                    case of plans providing for
                                    accruals of identified future
                                    benefits) and Company
                                    contributions (in the case of
                                    other plans) made to the
                                    Company's tax-qualified defined
                                    benefit plan and profit-sharing
                                    and 401(k) retirement plan and
                                    the Non-qualified Plans over the
                                    previous three fiscal years (as
                                    supplemental by, in the case of
                                    accrued benefits, any early
                                    retirement subsidies); (C) any
                                    amount in Executive's account
                                    under the Company's profit
                                    sharing and 401(k) plan
                                    forfeited by the Executive due
                                    to his termination; and (D) the
                                    present value of any accrued
                                    benefit (as supplemented by any
                                    early retirement subsidies)
                                    under any defined benefit plan
                                    of the Company forfeited by
                                    Executive due to his
                                    termination, determined using
                                    such actuarial assumptions as
                                    are then used to fund such plan;
                                    and

                           (vi)     the Company shall provide
                                    Executive with out placement
                                    service through a bona fide out
                                    placement organization
                                    acceptable to,, Executive that,
                                    at a minimum, agrees to supply
                                    Executive with out placement
                                    counseling, a private office and
                                    administrative support including
                                    telephone service until such
                                    time that Executive secures
                                    suitable employment.

                  (c) If all, or any portion, of the payments or other benefits provided under any section of this Agreement (including, without limitation, Sections 9 and 10 hereof), either alone or together with other payments and benefits which Executive receives or is entitled to receive from the Company or its Affiliates, would constitute an excess "parachute payment" within the meaning of
                           Section 280G of the Code (whether or not under an existing plan, arrangement or other agreement) (each such excess parachute payment, a "Parachute Payment"), and would result in the imposition on Executive of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which Executive is entitled under this Agreement, Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by Executive by reason of receiving Parachute Payments plus a gross-up amount necessary to offset any and all applicable federal, state and local excise, income or other taxes incurred by Executive by reason of the Company's payment of the amount of such excise taxes or incurred by reason of the gross-up payments made pursuant to this
                           Section 10(c).  The amount of the
                           payments under this Section 10(c) (the
                           "Parachute Gross-up") shall be computed
                           by Ernst & Young LLP or by another
                           certified public accounting firm of
                           national reputation mutually agreeable to the Company and Executive. If either the Company or Executive desires to dispute the computation rendered by such accounting firm, the disputing party may select an alternative certified public accounting firm of national reputation to perform the applicable computations. If the two accounting firms cannot agree upon the computations, Executive and the Company will jointly appoint a third certified public accounting firm of national reputation, reasonably acceptable to Executive and the Company, within 10 calendar days after the two conflicting computations have been rendered. Such third accounting firm shall be asked to determine within 30 calendar days the computation of the Parachute Gross-up to be paid to Executive, and payments shall be made accordingly. In any event, the Company will pay to Executive or pay on Executive's behalf the Parachute Gross-up as computed by the initial accounting firm by the time any taxes payable by Executive as a result of the Parachute Payments become due, with Executive agreeing promptly to return the excess amount of such payment over the final computation rendered from the process described in this Section 10(c). Executive and the Company will provide the accounting firms with all information which any such accounting firm reasonably deems necessary in computing the Parachute Gross-up to be paid to Executive. The costs and expenses of all of the accounting firms retained to perform the computations described above shall be borne by the Company.

                  (d) For purposes of this Agreement, "Change in Control" shall mean the happening of any of the following:

                           (i)      the members of the Board at the
                                    beginning of any consecutive 24
                                    calendar month period (the
                                    "Incumbent Directors") cease for
                                    any reason other than due to
                                    death to constitute at least a
                                    majority of the members of the
                                    Board, provided that any
                                    director whose election, or
                                    nomination for election by the
                                    Company's stockholders, was
                                    approved by a vote of at least a
                                    majority of the members of the
                                    Board then still in office who
                                    were members of the Board at the
                                    beginning of such 24 calendar
                                    month period, shall be deemed an
                                    Incumbent Director;

                           (ii)     any "person", including a
                                    "group" (as such terms are used
                                    in Sections 13(d) and 14(d) of
                                    the Exchange Act, but excluding
                                    the Company, any of its
                                    Affiliates, or any employee
                                    benefit plan of the Company or
                                    any of its Affiliates) is or
                                    becomes the "beneficial owner"
                                    (as defined in Rule 13(d)(3)
                                    under the Exchange Act),
                                    directly or indirectly, of
                                    securities of the Company
                                    representing 30% or more of the
                                    combined voting power of the
                                    Company's then outstanding
                                    securities;

                           (iii)    the stockholders of the Company
                                    shall approve a definitive
                                    agreement (A) for the merger or
                                    other business combination of
                                    the Company with or into another
                                    corporation if (1) a majority of
                                    directors of the surviving
                                    corporation were not directors
                                    of the Company immediately prior
                                    to the effective date of such
                                    merger or (2) the stockholders
                                    of the Company immediately prior
                                    to the effective date of such
                                    merger own less than 50% of the
                                    combined voting power in the
                                    then outstanding securities in
                                    such surviving corporation or
                                    (B) for the sale or other
                                    disposition of all or
                                    substantially all of the assets
                                    of the Company; or

                           (iv)     the purchase of Common Stock
                                    pursuant to any tender or
                                    exchange offer made by any
                                    "person", including a "group"
                                    (as such terms are used in
                                    Sections 13(d) and 14(d) of the
                                    Exchange Act), other than the
                                    Company, any of its Affiliates,
                                    or any employee benefit plan of
                                    the Company or any of its
                                    Affiliates, for 30% or more of
                                    the Common Stock of the Company.

                  (e)      If Executive's employment with the
                           Company is terminated prior to the date
                           on which a Change in Control occurs, and if it is reasonably demonstrated by Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then, for all purposes of this Agreement, such termination shall be treated as a termination following a Change in Control and shall be covered by this Section 10 accordingly.

                  (f) It is the intention of the parties that the provisions of this Section 10 shall govern the determination of the payments and benefits to which Executive is entitled in the event of termination of his employment (in the circumstances specified in subsection (b) above) following a Change in Control (and in the circumstances specified in subsection (e) above), and in the event of any such specified terminations of employment the provisions of this Section 10 shall supersede the provisions of Sections 9(a), (b), (c), (d) and (e) hereof.

         11.      Certain Obligations of Executive.

                  Executive further covenants with the Company as follows. As used in Sections 11 and 12 hereof, the term the "Company" shall include GTECH Holdings Corporation and its subsidiaries and Affiliates.

                  (a) Assistance in Litigation. During the Term, and for a period of three years thereafter, Executive, upon reasonable notice, shall furnish such information and proper assistance to the Company as may reasonably be required in connection with any litigation in which the Company is, or may become, a party. If such information or assistance is required in the three-year period following the Term, Executive shall be reimbursed by the Company for any and all reasonable expenses incurred by him in providing such information and assistance and shall be compensated by the Company at a reasonable hourly rate to be agreed upon by the parties for the time he spends providing such information and assistance.

                  (b) Confidential Information, Proprietary Rights, etc. (i) Executive shall not knowingly use for his own benefit or disclose or reveal to any unauthorized person, during or after the Term, except as appropriate in connection with Executive's performance of his duties, any trade secret or other confidential information relating to the Company, including any customer lists, customer needs, price and performance information, processes, specifications, hardware, software, firmware, programs, devices, supply sources and characteristics, business opportunities, marketing, promotional, pricing and financing techniques, or other information relating to the business of the Company; provided that such restriction on confidential information shall not apply to information which is (i) proven to be generally available in the industry, (ii) disclosed in published literature or (iii) obtained by Executive after the Term from a third party without binder of secrecy. Executive agrees that, except as otherwise agreed by the Company, he will return to the Company, promptly upon the request of the Board or any executive officer designated by the Board, any physical embodiment of such confidential information, except that in any event Executive may retain his rolodex.

                  (ii) All rights, title and interest in and to any ideas, inventions, technology, processes, know-how, works, hardware, software, firmware, programs, devices, trade secrets, trade names, trademarks or service marks, which Executive may conceive, create, organize, prepare or produce during the period of his employment with the Company and which relate to the business of the Company, and all rights, title and interest in and to any patents, patent applications, copyright registrations and copyright applications resulting therefrom, shall be owned by the Company, and Executive agrees to execute instruments or documents, to provide evidence and testimony, and to otherwise assist the Company in establishing, enforcing and maintaining such rights, title and interest of the Company during the Term. Executive further agrees to provide reasonable assistance to the Company, including executing documents, providing evidence and testimony, in establishing, enforcing and maintaining such rights, title and interest of the Company after the Term; provided that the Executive shall be compensated at a reasonable hourly rate to be agreed upon by the parties and reimbursed for any and all reasonable expenses incurred as well as for any compensation from other sources that Executive can demonstrate was foregone by virtue of providing such assistance.

                  (iii) Executive does hereby irrevocably constitute, authorize, empower and appoint the Company, or any of its officers, such Executive's true and lawful attorney (with full power of substitution and delegation) in Executive's name, and in Executive's place and stead, or in the Company's name, to take and do such action, and to make, sign, execute, acknowledge and deliver any and all instruments or documents which the Company, from time to time, may deem desirable or necessary to vest in the Company, its successors and assigns, any of the rights, title or interest granted pursuant to clause (ii) above for the use and benefit of the Company, its successors and assigns.

         12.  Non-Competition.  (a)  For  a  period  of  three  years  following termination of Executive's employment (irrespective of the reason for such termination), Executive shall not engage or propose to engage, directly or indirectly (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged) anywhere in the United States, including its territories and possessions, or in any foreign country (the United States and any such foreign country being deemed to be a separate "Territory") in any business which competes or proposes to compete with any business (including, without limitation, the Lottery and Gaming Business, the EBT Business and network communications services) in which the Company was engaged or proposed to be engaged in such Territory at the time of the termination of Executive's employment; provided, that Executive's ownership as a passive investor of less than one percent of the issued and outstanding stock or equity, or $100,000 principal amount of any debt securities, of any corporation, partnership or other entity so engaged shall not by itself be deemed to constitute such engagement by Executive.

                  As used herein, the "Lottery and Gaming Business" shall mean the provision of products or services of every nature relating to the operation of all manner of lotteries, non-lottery games of chance and parimutuel wagering however and wherever conducted, and "EBT Business" shall mean the provision of products or services of every nature relating to the distribution by electronic means of payments or payments in kind, and the conducting by electronic means of financial transactions, relating to governmental public assistance programs.

                  The parties acknowledge that the business of the Company is subject to change and they agree periodically to update, by Addendum to this Agreement, the description of the business in which the Company is engaged and to which this subsection (a) relates to reflect accurately material changes which occur while the Executive is employed by the Company.

                  (b) Further, for a period of three years following termination of Executive's employment (irrespective of the reason for such termination), Executive shall not (i) intentionally disturb or interfere with any business relationship between the Company and any of its employees, dealers, customers, suppliers or similar business associates, or (ii) solicit or cause to be solicited any officer or employee of the Company to terminate such person's relationship with the Company.

         13.      Tax Withholding.

                  The Company may withhold from any benefits payable under this agreement all Federal, State, City, or other taxes as shall be required pursuant to any law or governmental regulations or ruling.

         14.      Effect of Prior Agreements.

                  This Agreement, including the Appendices hereto, contains the entire understanding between the parties hereto with respect, to the matters covered herein and supersedes any prior agreement (including the 1994 Agreement), condition, practice, custom, usage and obligation with respect to such matters insofar as any such prior agreement, condition, practice, custom, usage or obligation might have given rise to any enforceable right.

         15.      General Provisions.

                  (a) Indemnification; Liability Insurance. Executive shall, from time to time, be indemnified by the Company in connection with his performance of services hereunder, at the maximum level permitted by law. The Company shall cause Executive (together with other officers and directors) to be covered from time to time by directors and officers liability insurance substantially similar to that provided to the Company's directors and officers immediately before the beginning of the Term, but in no event shall such liability insurance provide less than $20,000,000 of coverage for all such directors and officers, including Executive. The Company shall continue to indemnify Executive as provided above, and maintain such liability insurance with coverage for Executive, after the Term has ended for any claims that may be made against Executive with respect to his service as a director or officer of the Company.

                  (b) Non-assignability. Neither this Agreement nor any rights or interest hereunder shall be assignable by Executive, his beneficiaries, or legal representatives without the Company's prior written consent. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise to any entity or person other than the Company, this Agreement, and the rights and obligations of the Company under it, shall be transferred to such entity or person pursuant to an agreement in form and substance reasonably satisfactory to Executive from any successor to the business of the Company to assume and agree to perform this Agreement, but such assignment or transfer shall not limit the Company's liability under this Agreement to Executive. Notwithstanding the foregoing, in no event shall any such assignment of this Agreement adversely affect Executive's rights upon the occurrence of a Change in Control as provided for in Section 10 herein.

                  (c) Binding Agreement. This Agreement shall be binding upon, and accrue to the benefit of, Executive and the Company and their respective heirs, executors, administrator, successors and permitted assigns, including, in the case of the Company, any person or entity acquiring all or substantially all of the Company's assets.

                  (d) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

                  (e) Disputes; Remedies etc.. Executive acknowledges and agrees that the possible restrictions on his activities which may occur as a result of his performance of his obligations under Sections 11(b) and 12 hereof are required for the reasonable protection of the Company, its subsidiaries and Affiliates, and Executive expressly acknowledges and agrees that such restrictions are fair and reasonable for that purpose. Executive further expressly acknowledges and agrees that damages alone will be an inadequate remedy for any breach or violation by him of this Agreement and that the Company, its subsidiaries and Affiliates, in addition to all other remedies at law or in equity, shall be entitled as a matter of right to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction including, without limitation, any state or federal court in Rhode Island. If any of the provisions of such Sections are held to be in any respect an unreasonable or unlawful restriction upon Executive, then they shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable.

                  The Company shall pay, at least monthly, all costs and expenses, including attorney's fees and disbursements, incurred by Executive in connection with any legal proceeding (including an arbitration), whether or not instituted by the Company or Executive, relating to any provisions of this
Agreement, including but not limited to the interpretation, enforcement or reasonableness thereof; provided that, (i) if Executive instituted the proceeding and the judge or other decision-maker presiding over the proceeding affirmatively finds that Executive has failed to prevail on all material issues, or (ii) if at issue is whether or not Executive was discharged by the Company for Cause and such judge or other decision-maker finds that Executive was properly so discharged for Cause in accordance with this Agreement (except that this clause (ii) shall not apply if Executive is seeking to enforce his rights to amounts or benefits to which he may be entitled hereunder as a result of his discharge for Cause), Executive shall pay his own costs and expenses (and, if applicable, return any amounts theretofore paid to Executive or on his behalf under this Section 15(e)).

                  The parties further agree that, except as expressly  otherwise provided in this Agreement, the state and federal courts of Rhode Island shall have exclusive jurisdiction over disputes arising with respect to this Agreement, and the parties hereby submit to such jurisdiction.

                  (f) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

                  (g) Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

                  (h) Notices. For the purposes of this Agreement, notice and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered or mailed by United States certified or registered express mail, return receipt requested, postage prepaid, if to Executive, addressed to the address set forth on the signature page of this Agreement, with a copy to Rogers & Wells, 200 Park Avenue, New York, New York 10166-0153, directed to the attention of Andrew L. Oringer, Esq.; if to the Company, addressed to GTECH Holdings Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817 and directed to the attention of the Board with a copy to the Secretary of the Company; if to a member of the Board, addressed to each member at his respective address on file with the Secretary of the Company with a copy to the Company, or to such other address as either party may have furnished to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  (j) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                  (k) Headings. The headings of Sections and paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

                  (l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  (m) Joint and Several Liability. Notwithstanding any other provision of this Agreement, each of the Company and Subsidiary, and their successors and assigns, shall be jointly and severally liable for all obligations of any of them to Executive hereunder. In the event that a substantial portion of the assets of the Company or the Subsidiary are transferred to any other direct or indirect subsidiary or other affiliate of the Company, whether in one transaction or a series of transactions, the Company or the Subsidiary, as applicable, shall cause (prior to or concurrently with each transfer) the transferee to become a signatory to this Agreement and to become jointly and severally liable for all obligations or any of them to Executive hereunder.

                  IN WITNESS WHEREOF, GTECH Holdings Corporation and GTECH Corporation has caused this Agreement to be executed by their duly authorized officers, and Executive has signed this Agreement, all as of the day and year first above written.

                                        GTECH HOLDINGS CORPORATION



Attest:/s/ Jacqueline Godbout          By: /s/ Guy B. Snowden
         Name:Jacqueline Godbout       Name: Guy B. Snowden
         Title:Exec. Assistant         Title: Chairman of the Board


                                       GTECH CORPORATION



Attest: /s/ Jacqueline Godbout         By: /s/ Guy B. Snowden
         Name:Jacqueline Godbout       Name:Guy B. Snowden
         Title:Exec. Assistant         Title: Chairman of the Board



Witness: /s/ Elena Chiaradio           EXECUTIVE


                                       /s/ William Y. O'Connor
                                       William Y. O'Connor


                                       Address: 55 Technology Way
                                                West Greenwich, RI 02817

                                   APPENDIX A


Summary of Terms of Stock Options

         The stock options granted to Executive as provided in Section 6(d) of the 1994 Agreement were granted pursuant to the Company's 1994 Stock Option Plan and are subject to the terms and conditions of that Plan and the stock option agreements dated December 20, 1994, January 30, 1995, August 9, 1995 and January 2, 1996, governing such options (provided, however, that "Cause" and "Good Reason" for purposes thereof shall be exclusively as defined in this Agreement), as well as the provisions of Section 10(a) of this Agreement. Any future stock options granted to Executive shall have the following attributes:


     Nature of Options - Nonqualified unless otherwise determined by the Committee.

     Exercisability - Options shall become exercisable (i.e. vest) in four equal annual installments commencing one year from the dates of grant of the particular option and subject to acceleration under the terms of the applicable Plan.

     Option Price - Fair market value at the date of the grant of the particular option.

     Term - Ten years from the date of grant of the particular option, subject to earlier termination in certain circumstances under the terms of the applicable Plan.

     Termination  of  Employment  -  In  the    event
Executive's employment is terminated: (i) by reason of death or Retirement, by the Company for Disability or without Cause, or by Executive's resignation for Good Reason, his outstanding options, whether or not they have vested on the date of such termination of employment, shall accelerate and become vested in full and shall remain exercisable for a period of one year; and (ii) for any reason other than those listed in (i) above, Executive's outstanding options (i.e, options which have been granted but have not been exercised or terminated and have not expired), to the extent they are vested at the date of such termination, shall remain exercisable for a period of six months, provided that in no event shall any option be exercisable after the expiration of its term. Notwithstanding the foregoing, (i) the period of exercisability of options granted under the Company's 1994 and 1997 Stock Option Plans following termination of employment specified above is subject to possible reduction in certain circumstances to the extent required under the terms of Section 3(b) of the 1994 and 1997 Stock Option Plans, (ii) in the event of a Change in Control, the provisions of Section 10(a) of the Agreement shall be applicable to all Executive's stock options whether heretofore or hereafter granted, and (iii) in no event shall any option be exercisable after the expiration of its term.

                                   APPENDIX B

                  Summary of Certain Benefits and Arrangements

                   1.       Housing & Related Matters.

                   (a) Possible Relocation. Executive currently owns a home in New Jersey and has the use of a condominium in Rhode Island. If Executive commits to relocate his primary residence within one year from the date of this Agreement to either the West Greenwich, Rhode Island, or Boca Raton, Florida, areas, the Company shall:

                   (i) extend the due date of the Company's outstanding 6% $500,000 principal amount loan to Executive from November 1, 1999 to January 1, 2000 and forgive $125,000 of the principal of such loan in four installments, commencing August 1, 1997 and on January 1, 1998, 1999 and 2000; provided, however, that Executive shall remain responsible for making the interest payments on the outstanding balance of such loan and for any taxes arising from the forgiveness of principal;

                   (ii) provide Executive with an unsecured $1,000,000 revolving line of credit for the purpose of facilitating the move to and/or renovating his new primary residence in the West Greenwich or Boca Raton area, any such line of credit loan to bear interest at the lowest Applicable Federal Rate established, from time to time, by the Internal Revenue Service, such line of credit to terminate and any loan outstanding thereunder to become payable in full on the earlier of ten days following the sale of Executive's home in New Jersey or July 14, 2002; and

                   (iii) pay Executive's moving expenses to Florida or Rhode Island, as the case may be, and in the event that Executive incurs federal, state or local income taxes attributable to the Company's bearing such moving expenses, the Company shall pay Executive a gross-up payment sufficient to offset any such income taxes (excluding any interest or penalties) and any such income taxes imposed by reason of the gross-up payment.

                   Notwithstanding the foregoing, the outstanding balances of the above loan and line of credit, if not earlier due, shall become due and payable 120 days after Executive's Term of employment has terminated for any reason, other than a termination by the Company without Cause or a termination by Executive for Good Reason.

                   The above loan and line of credit shall be evidenced by such promissory notes and collateral documents as the Company may reasonably request.

                   (b) During the Term, the Company, at its expense, shall provide Executive with the use of a suitable furnished condominium in whichever of the West Greenwich or Boca Raton area as to which he does not relocate his primary residence, or in one of such areas if he does not choose to relocate his primary residence to either such area. The Company shall pay Executive gross-up payments in the same manner as specified in subsection (a)(iii) above for any taxes attributable to the Company's bearing such condominium expenses or to the gross-up payment.

                   (c) The benefits provided in this Section 1 are in lieu of any other benefits under the Company's relocation policy.

                   2. Vacation. During the Term, Executive shall be entitled to a paid vacation of four weeks per year.

                   3. Automobile. During the Term, the Company shall make available to Executive for his own use a passenger automobile, such as a BMW 750i or its equivalent, as Executive may select. Executive shall be entitled to select a new automobile once every three years. All expenses of operating, repairing, insuring, garaging and otherwise maintaining such automobile shall be borne by the Company. Further, in the event that Executive incurs federal, state or local income taxes attributable to the Company's providing such automobile and bearing such expenses, the Company shall pay Executive a gross-up payment sufficient to offset any such income taxes (excluding interest or penalties) and any such income taxes imposed by reason of the gross-up payment.

                   4. Medical. During the Term (and thereafter as and to the extent expressly provided in the Agreement), the Company shall bear the cost of all medical expenses reasonably incurred by Executive and his family (family eligibility to be determined in accordance with the Company's general policies concerning medical coverage), including hospitalization (private room), dental, orthodontic, optical and choice of physicians such coverage to be 100% of expenses and to be at no cost to Executive nor his family, including without limitation no premiums, no deductibles and no co-payments. Further, during the Term, the cost of Executive's annual physical examination also shall be borne by the Company. The Company shall pay Executive a gross-up payment sufficient to offset any income taxes as may arise by virtue of Section 105(h) of the Code and any such income taxes imposed by reason of the gross-up payment.

                   5. Spousal Travel. During the Term, the Company shall bear the expense of first class air travel and related travel living expenses for Executive and his spouse on Executive's business trips. Further, in the event that Executive incurs federal, state or local income taxes attributable to the Company's bearing such travel expenses for his wife, the Company shall pay
Executive a gross-up payment sufficient to offset any such income taxes (excluding any interest or penalties) and any such income taxes imposed by reason of the gross-up payment.

                   6. Tax Preparation. During the Term, the Company shall bear the expense for annual tax preparation for Executive. The Company shall pay Executive gross-up payments in the same manner as set forth in Section 5 above for any taxes attributable to the Company's bearing such tax preparation expenses or to the gross-up payment.

                   7. Certain Fees. During the Term, the Company shall provide Executive with a reasonable allowance for health club, country club and other similar club memberships, for home security and for computer, facsimile and other similar equipment; and the Company shall pay Executive gross-up payments in the same manner as set forth in Section 5 above for any taxes attributable to such allowances or to the gross-up payment.

                   8. Perquisite Plan. During the Term, Executive shall be entitled to participate in the Company's Executive Perquisites Plan. Among the items which may be selected under the Plan (subject to the Plan's cap) are estate planning and other financial services. The Company shall pay Executive gross-up payments in the same manner as set forth in Section 5 above for any taxes attributable to items selected under the Executive Perquisites Plan or to the gross-up payment. Benefits specifically numbered above in this Appendix B shall not be deemed to be provided under the Plan or subject to the Plan's cap.

                   9. Professional Fees. The Company shall pay the reasonable professional fees of Executive in connection with the negotiation and preparation of this Agreement, including attorneys' fees, compensation consultants' fees and their related expenses and disbursements.